EXHIBIT 99.1

Private Securities Litigation Reform Act of 1995

Safe Harbor Compliance Statement for Forward-Looking Statements

                In passing the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Congress encouraged public companies to make “forward-looking statements” by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Meritage intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

              The words “believe,” “expect,” “anticipate,” “plan” and “project” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.  All statements other than of historical fact are forward-looking statements and are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements in this Form 10-Q may include, but are not limited to, statements concerning projections of revenue, income or loss, capital expenditures and backlog; plans for future operations; financing needs or plans and liquidity; the impact of changes in interest rates; plans relating to our products or services, acquisitions, and new or planned development projects; the demand for and pricing of our homes; the expected outcome of legal proceedings against us; the growth potential of the markets we operate in; the sufficiency of our capital resources to support our  operations and growth strategy; the impact of new accounting standards; the likelihood that letters of credit or performance or surety bonds will be called; the sufficiency of our warranty reserves; and our ability to continue positive operating results in light of current economic and political conditions, as well as assumptions relating to the foregoing.

                Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect the Company’s business, include, but are not limited to, interest rates and changes in the availability and pricing of residential mortgages; our success in locating and negotiating favorably with possible acquisition candidates; the success of our program to integrate existing operations with any new operations or those of past or future acquisitions, including Colonial Homes and Greater Homes; our dependence on key personnel and the availability of satisfactory subcontractors; our ability to take certain actions because of restrictions contained in the indentures for our senior notes and the agreement for our unsecured credit facility; our lack of geographic diversification; the cost and availability of insurance, including the unavailability of insurance for the presence of mold; our potential exposure to natural disasters; the impact of inflation; the impact of construction defect and home warranty claims; the strength and competitive pricing of the single-family housing market; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to acquire additional land or options to acquire additional land on acceptable terms, particularly in our start-up markets; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in energy prices or stock markets; our level of indebtedness and our ability to raise additional capital when and if needed; legislative or other initiatives that seek to restrain growth or new housing construction or similar measures and other factors identified in documents filed with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2004 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors That May Affect Our Future Results and Financial Condition.”

                Forward-looking statements express expectations of future events.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties, which could cause actual events or results to differ materially from those projected.  Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements.  In addition, Meritage undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes to projections over time.  As a result of these and other factors, the Company’s stock and bond prices may fluctuate dramatically.